EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of certain Duke Energy subsidiaries (greater than 50% owned) and their respective states or countries of incorporation as of December 31, 2015:

Advance SC LLC (South Carolina)
Aguaytia Energy del Peru S.R.L. Ltda. (Peru)
Aguaytia Energy, LLC (Delaware)
Baker House Apartments LLC (North Carolina)
Bethel Price Solar, LLC (Delaware)
Bison Insurance Company Limited (South Carolina)
Black Mountain Solar, LLC (Arizona)
Caldwell Power Company (North Carolina)
Capitan Corporation (Tennessee)
Caprock Solar 1 LLC (Delaware)
Caprock Solar 2 LLC (Delaware)
Caprock Solar Holdings 1, LLC (Delaware)
Caprock Solar Holdings 2, LLC (Delaware)
Carofund, Inc. (North Carolina)
CaroHome, LLC (North Carolina)
Catamount Energy Corporation (Vermont)
Catamount Energy SC 1 (Scotland)
Catamount Energy SC 2 (Scotland)
Catamount Energy SC 3 (Scotland)
Catamount Rumford Corporation (Vermont)
Catamount Sweetwater 1 LLC (Vermont)
Catamount Sweetwater 2 LLC (Vermont)
Catamount Sweetwater 3 LLC (Vermont)
Catamount Sweetwater 4-5 LLC (Vermont)
Catamount Sweetwater 6 LLC (Vermont)
Catamount Sweetwater Corporation (Vermont)
Catamount Sweetwater Holdings LLC (Vermont)
Catawba Mfg. & Electric Power Co. (North Carolina)
CEC UK1 Holding Corp. (Vermont)
CEC UK2 Holding Corp. (Vermont)
CEC Wind Development LLC (Vermont)
Century Group Real Estate Holdings, LLC (South Carolina)
CGP Global Greece Holdings, SA (Greece)
Cimarron Windpower II, LLC (Delaware)
Cinergy Climate Change Investments, LLC (Delaware)
Cinergy Corp. (Delaware)
Cinergy Global (Cayman) Holdings, Inc. (Cayman Islands)
Cinergy Global Holdings, Inc. (Delaware)
Cinergy Global Power Africa (Proprietary) Limited (South Africa)
Cinergy Global Power, Inc. (Delaware)
Cinergy Global Resources, Inc. (Delaware)
Cinergy Global Tsavo Power (Cayman Islands)

Cinergy Power Generation Services, LLC (Delaware)
Cinergy Receivables Company LLC (Delaware)
Cinergy Solutions - Utility, Inc. (Delaware)
Cinergy Solutions Partners, LLC (Delaware)
Cinergy Technology, Inc. (Indiana)
Cinergy-Centrus Communications, Inc. (Delaware)
Cinergy-Centrus, Inc. (Delaware)
Claiborne Energy Services, Inc. (Louisiana)
Clear Skies Solar Holdings, LLC (Delaware)
Clear Skies Solar, LLC (Delaware)
Colonial Eagle Solar, LLC (Delaware)
Comercializadora Duke Energy de Centro America, Limitada (Guatemala)
Conetoe II Solar, LLC (North Carolina)
Creswell Alligood Solar, LLC (Delaware)
CS Murphy Point, LLC (North Carolina
CSCC Holdings Limited Partnership (British Columbia, Canada)
D/FD Holdings, LLC (Delaware)
D/FD International Services Brasil Ltda. (Brazil)
D/FD Operating Services LLC (Delaware)
DATC Midwest Holdings, LLC (Delaware)
DATC Path 15 Transmission, LLC (Delaware)
DATC Path 15, LLC (Delaware)
DE Nuclear Engineering, Inc. (North Carolina)
DEB - Pequenas Centrais Hidrelétricas Ltda. (Brazil)
DEGS Biomass, LLC (Delaware)
DEGS O&M, LLC (Delaware)
DEGS of Delta Township, LLC (Delaware)
DEGS of Lansing, LLC (Delaware)
DEGS of Narrows, LLC (Delaware)
DEGS of Shreveport, LLC (Delaware)
DEGS of Tuscola, Inc. (Delaware)
DEGS Wind Supply II, LLC (Delaware)
DEGS Wind Supply, LLC (Delaware)
DETMI Management, Inc. (Colorado)
Dixilyn-Field (Nigeria) Limited (Nigeria)
Dixilyn-Field Drilling Company (Delaware)
Dogwood Solar, LLC (Delaware)
DTMSI Management Ltd. (British Columbia)
Duke Energy ACP, LLC (Delaware)
Duke Energy Aguaytia Limited (Gibraltar)
Duke Energy Americas, LLC (Delaware)
Duke Energy Arabian Limited (Gibraltar)
Duke Energy Beckjord Storage LLC (Delaware)
Duke Energy Beckjord, LLC (Delaware)
Duke Energy Brazil Holdings I, C.V. (Brazil)
Duke Energy Brazil Holdings II, C.V. (Brazil)

Duke Energy Business Services LLC (Delaware)
Duke Energy Carolinas Plant Operations, LLC (Delaware)
Duke Energy Carolinas, LLC (North Carolina)
Duke Energy Cerros Colorados, S.A. (Argentina)
Duke Energy China Corp. (Delaware)
Duke Energy Commercial Enterprises, Inc. (Indiana)
Duke Energy Corporate Services, Inc. (Delaware)
Duke Energy Egenor S. en C. por A. (Peru)
Duke Energy Florida Receivables LLC (Delaware)
Duke Energy Florida Solar Solutions, LLC (Delaware)
Duke Energy Florida, LLC (Florida)
Duke Energy Fuel Investments Limited (Gibraltar)
Duke Energy Generating S.A. (Argentina)
Duke Energy Generation Services, Inc. (Delaware)
Duke Energy Global Investments, LLC (Delaware)
Duke Energy Group Holdings, LLC (Delaware)
Duke Energy Group, LLC (Delaware)
Duke Energy Guatemala Ltd. (Bermuda)
Duke Energy Guatemala Transco Limitada (Guatemala)
Duke Energy Guatemala y Compania Sociedad en Comandita por Acciones (Guatemala)
Duke Energy Indiana, LLC (Indiana)
Duke Energy Industrial Sales, LLC (Delaware)
Duke Energy International (Europe) Holdings ApS (Denmark)
Duke Energy International (Europe) Limited (United Kingdom)
Duke Energy International Argentina Marketing/Trading (Bermuda) Ltd. (Bermuda)
Duke Energy International Asia Pacific Ltd. (Bermuda)
Duke Energy International Brasil Commercial, Ltda. (Brazil)
Duke Energy International Brasil Holdings, LLC (Delaware)
Duke Energy International Brazil Holdings Ltd. (Bermuda)
Duke Energy International Brazil Holdings, S.à r.l. (Luxembourg)
Duke Energy International Chile Holding I B.V. (Netherlands)
Duke Energy International Chile Holding II B.V. (Netherlands)
Duke Energy International Chile Holding II BV Sociedad en Comandita por Acciones (Chile)
Duke Energy International Comercializadora de El Salvador, S.A. de C.V. (El Salvador)
Duke Energy International del Ecuador Cia. Ltda. (Ecuador)
Duke Energy International Duqueco, SpA (Chile)
Duke Energy International El Salvador Investments No. 1 Ltd (Bermuda)
Duke Energy International El Salvador Investments No. 1 y Cia. S. en C. de C.V. (El Salvador)
Duke Energy International El Salvador, S en C de CV (El Salvador)
Duke Energy International Electroquil Holdings, LLC (Delaware)
Duke Energy International Espana Holdings, S.L.U. (Spain)
Duke Energy International España Investments, Sociedad Limitada (Spain)
Duke Energy International Group Cooperatie U.A. (Netherlands)
Duke Energy International Group S.à r.l. (Luxembourg)
Duke Energy International Group, Ltd. (Bermuda)
Duke Energy International Guatemala Holdings No. 2, Ltd. (Bermuda)

Duke Energy International Holding, Ltd. (Bermuda)
Duke Energy International Holdings B.V. (Netherlands)
Duke Energy International Investments No. 2 Ltd. (Bermuda)
Duke Energy International Latin America, Ltd. (Bermuda)
Duke Energy International Mexico Holding Company I, S. de R.L. de C.V. (Mexico)
Duke Energy International Nehuén Generación SpA (Chile)
Duke Energy International Netherlands Financial Services B.V. (Netherlands)
Duke Energy International Peru Investments No. 1, Ltd. (Bermuda)
Duke Energy International PJP Holdings, Ltd. (Bermuda)
Duke Energy International Sol Del Mar, SpA (Chile)
Duke Energy International Southern Cone SRL (Argentina)
Duke Energy International Trading and Marketing (UK) Limited (United Kingdom)
Duke Energy International Uruguay Holdings, LLC (Delaware)
Duke Energy International Uruguay Investments, S.R.L. (Uruguay)
Duke Energy International, Brasil Ltda. (Brazil)
Duke Energy International, Geracao Paranapanema S.A. (Brazil)
Duke Energy International, LLC (Delaware)
Duke Energy Kentucky, Inc. (Kentucky)
Duke Energy Luxembourg I, S.à r.l. (Luxembourg)
Duke Energy Luxembourg II, S.à r.l. (Luxembourg)
Duke Energy Luxembourg III, S.à r.l. (Luxembourg)
Duke Energy Luxembourg IV, S.à r.l. (Luxembourg)
Duke Energy Marketing America, LLC (Delaware)
Duke Energy Marketing Corp. (Nevada)
Duke Energy Merchants, LLC (Delaware)
Duke Energy North America, LLC (Delaware)
Duke Energy Ohio, Inc. (Ohio)
Duke Energy One, Inc. (Delaware)
Duke Energy Peru Holdings S.R.L. (Peru)
Duke Energy Pipeline Holding Company, LLC (Delaware)
Duke Energy Progress Receivables LLC (Delaware)
Duke Energy Progress, LLC (North Carolina)
Duke Energy Receivables Finance Company, LLC (Delaware)
Duke Energy Registration Services, Inc. (Delaware)
Duke Energy Renewable Services, LLC (Delaware)
Duke Energy Renewables Commercial, LLC (Delaware)
Duke Energy Renewables Holding Company, LLC (Delaware)
Duke Energy Renewables NC Solar, LLC (Delaware)
Duke Energy Renewables Solar, LLC (Delaware)
Duke Energy Renewables Wind, LLC (Delaware)
Duke Energy Renewables, Inc. (Delaware)
Duke Energy Royal, LLC (Delaware)
Duke Energy Sabal Trail, LLC (Delaware)
Duke Energy SAM, LLC (Delaware)
Duke Energy Services Canada ULC (British Columbia)
Duke Energy Services, Inc. (Delaware)

Duke Energy Trading and Marketing, L.L.C. (Delaware)
Duke Energy Transmission Holding Company, LLC (Delaware)
Duke Energy Vermillion II, LLC (Delaware)
Duke Investments, LLC (Delaware)
Duke Project Services, Inc. (North Carolina)
Duke Supply Network, LLC (Delaware)
Duke Technologies, Inc. (Delaware)
Duke Trading Do Brasil Ltda. (Brazil)
Duke Ventures II, LLC (Delaware)
Duke Ventures Real Estate, LLC (Delaware)
Duke Ventures, LLC (Nevada)
Duke/Fluor Daniel (North Carolina)
Duke/Fluor Daniel Caribbean, S.E. (Puerto Rico)
Duke/Fluor Daniel International (Nevada)
Duke/Fluor Daniel International Services (Nevada)
Duke/Fluor Daniel International Services (Trinidad) Ltd. (Trinidad and Tobago)
Duke-Cadence, Inc. (Indiana)
DukeNet VentureCo, Inc. (Delaware)
Duke-Reliant Resources, Inc. (Delaware)
Eastman Whipstock do Brasil Ltda. (Brazil)
Eastman Whipstock, S.A. (Argentina)
Eastover Land Company (Kentucky)
Eastover Mining Company (Kentucky)
Electroquil, S.A. (Guayaquil, Ecuador)
Energy Pipelines International Company (Delaware)
Equinox Vermont Corporation (Vermont)
Etenorte S.R.L. (Peru)
Eteselva S. R. L. (Peru)
Everetts Wildcat Solar, LLC (Delaware)
Florida Progress Funding Corporation (Delaware)
Florida Progress, LLC (Florida)
Forest Subsidiary, Inc. (North Carolina)
Free State Windpower, LLC (Delaware)
Fresh Air Energy X, LLC (North Carolina)
Frontier Windpower II, LLC (Delaware)
Frontier Windpower, LLC (Delaware)
Gas Integral S.R.L. (Peru)
Gato Montes Solar, LLC (Delaware)
Green Frontier Windpower Holdings, LLC (Delaware)
Green Frontier Windpower, LLC (Delaware)
Greenville Gas and Electric Light and Power Company (South Carolina)
Grove Arcade Restoration LLC (North Carolina)
Happy Jack Windpower, LLC (Delaware)
HGA Development, LLC (North Carolina)
Highlander Solar 1, LLC (Delaware)
Highlander Solar 2, LLC (Delaware)

Historic Property Management, LLC (North Carolina)
HXOap Solar One, LLC (North Carolina)
IGC Aguaytia Partners, LLC (Cayman Islands)
Inver Energy Holdings I (Cayman Islands)
Inver Energy Holdings II (Cayman Islands)
Ironwood Windpower, LLC (Delaware)
Ironwood-Cimarron Windpower Holdings, LLC (Delaware)
Kentucky May Coal Company, LLC (Virginia)
Kit Carson Windpower II Holdings, LLC (Delaware)
Kit Carson Windpower II, LLC (Delaware)
Kit Carson Windpower, LLC (Delaware)
KO Transmission Company (Kentucky)
Laurel Hill Wind Energy, LLC (Pennsylvania)
Long Farm 46 Solar, LLC (North Carolina)
Los Vientos Windpower IA Holdings, LLC (Delaware)
Los Vientos Windpower IA, LLC (Delaware)
Los Vientos Windpower IB Holdings, LLC (Delaware)
Los Vientos Windpower IB, LLC (Delaware)
Los Vientos Windpower III Holdings, LLC (Delaware)
Los Vientos Windpower III, LLC (Delaware)
Los Vientos Windpower IV Holdings, LLC (Delaware)
Los Vientos Windpower IV, LLC (Delaware)
Los Vientos Windpower V Holdings, LLC (Delaware)
Los Vientos Windpower V, LLC (Delaware)
Martins Creek Solar NC, LLC (North Carolina)
MCP, LLC (South Carolina)
Mesquite Creek Wind LLC (Delaware)
Miami Power Corporation (Indiana)
Murphy Farm Power, LLC (North Carolina)
North Allegheny Wind, LLC (Delaware)
North Carolina Renewable Properties, LLC (North Carolina)
NorthSouth Insurance Company Limited (South Carolina)
Notrees Windpower, LP (Delaware)
Ocotillo Windpower, LP (Delaware)
P.I.D.C. Aguaytia, L.L.C. (Delaware)
Pacific Power Holdings No. 1, B.V. (Netherlands)
PanEnergy Corp. (Delaware)
Path 15 Funding KBT, LLC (Delaware)
Path 15 Funding TV, LLC (Delaware)
Path 15 Funding, LLC (Delaware)
Peak Tower, LLC (Delaware)
Peru Energy Holdings, LLC (Delaware)
Phoenix Energy Technologies, Inc. (Delaware)
PHX Management Holdings, LLC (Delaware)
PIH Tax Credit Fund III, Inc. (Florida)
PIH Tax Credit Fund IV, Inc. (Florida)

PIH Tax Credit Fund V, Inc. (Florida)
PIH, Inc. (Florida)
Powerhouse Square, LLC (North Carolina)
PRAIRIE, LLC (North Carolina)
Progress Capital Holdings, Inc. (Florida)
Progress Energy, Inc. (North Carolina)
Progress Fuels Corporation (Florida)
Progress Synfuel Holdings, Inc. (Delaware)
Progress Telecommunications Corporation (Florida)
Proyecto de Autoabastecimiento La Silla, S. de R.L. de C.V. (Mexico)
PT Attachment Solutions, LLC (Delaware)
PT Holding Company LLC (Delaware)
Pumpjack Solar I, LLC (Delaware)
RE Ajo 1 LLC (Delaware)
RE AZ Holdings LLC (Delaware)
RE Bagdad Solar 1 LLC (Delaware)
RE SFCity1 GP, LLC (Delaware)
RE SFCity1 Holdco LLC (Delaware)
RE SFCity1, LP (Delaware)
REC Solar Commercial Corporation (Delaware)
Rio Bravo Windpower, LLC (Delaware)
RP-Orlando, LLC (Delaware)
Sandy River Timber, LLC (South Carolina)
Seahorse do Brasil Servicos Maritimos Ltda. (Brazil)
Seville Solar Holding Company, LLC (Delaware)
Seville Solar Investments One LLC (Delaware)
Seville Solar One LLC (Delaware)
Seville Solar Two, LLC (Delaware)
Shirley Wind, LLC (Wisconsin)
Silver Sage Windpower, LLC (Delaware)
Solar Star North Carolina I, LLC (Delaware)
Solar Star North Carolina II, LLC (Delaware)
SolNCPower10, L.L.C. (North Carolina)
SolNCPower5, LLC (North Carolina)
SolNCPower6, LLC (North Carolina)
South Construction Company, Inc. (Indiana)
Southern Power Company (North Carolina)
Strategic Resource Solutions Corp., A North Carolina Enterprise Corporation (North Carolina)
Summit Wind Energy Mesquite Creek, LLC (Delaware)
Sweetwater Development LLC (Texas)
Sweetwater Wind 4 LLC (Delaware)
Sweetwater Wind 5 LLC (Delaware)
Sweetwater Wind 6 LLC (Delaware)
Sweetwater Wind Power L.L.C. (Texas)
Tarboro Solar LLC (Delaware)
Taylorsville Solar, LLC (Delaware)

TBP Properties, LLC (South Carolina)
TE Notrees, LLC (Delaware)
TE Ocotillo, LLC (Delaware)
TEC Aguaytia, Ltd. (Bermuda)
Termoselva S. R. L. (Peru)
Texas Eastern Arabian Ltd. (Bermuda)
Three Buttes Windpower, LLC (Delaware)
Top of the World Wind Energy Holdings LLC (Delaware)
Top of the World Wind Energy LLC (Delaware)
TRES Timber, LLC (South Carolina)
Tri-State Improvement Company (Ohio)
TX Solar I LLC (Delaware)
Washington Airport Solar, LLC (Delaware)
Washington Millfield Solar, LLC (Delaware)
Washington White Post Solar, LLC (Delaware)
Wateree Power Company (South Carolina)
West Texas Angelos Holdings LLC (Delaware)
Western Carolina Power Company (North Carolina)
Wild Jack Solar Holdings LLC (Delaware)
Wild Jack Solar LLC (Delaware)
Wildwood Solar I, LLC (Delaware)
Wilrik Hotel Apartments LLC (North Carolina)
Wind Star Holdings, LLC (Delaware)
Wind Star Renewables, LLC (Delaware)
Windsor Cooper Hill Solar, LLC (Delaware)
WNC Institutional Tax Credit Fund, L.P. (California)
Zephyr Power Transmission LLC (Delaware)